Exhibit 4.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this      day of September, 2000, by and among ROANOKE ELECTRIC STEEL CORPORATION (the “Borrower”), the Lenders which have caused this Amendment to be executed on their behalf (the “Required Lenders”) and FIRST UNION NATIONAL BANK (the “Agent”).

The Borrower, the Lenders which are parties thereto and the Agent are parties to a Credit Agreement dated as of December 15, 1998 (as amended by Amendment to Credit Agreement dated as of February 25, 1999, the “Credit Agreement”), and they now desire to amend certain provisions of the Credit Agreement as provided herein.

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Agent hereby agree as follows:

1. Defined Terms. Capitalized terms used herein which are not otherwise defined herein will have the meanings assigned thereto in the Credit Agreement.

2. Amendment to Credit Agreement. The Borrower, the Required Lenders and the Agent agree that the following provisions of the Credit Agreement are amended as follows:

2.1 Funded Debt to Cash Flow Ratio. Section 9.2 of the Credit Agreement is amended to read as follows:

Section 9.2 Funded Debt to Cash Flow Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated Funded Debt as of the date of measurement, to (y) Consolidated EBITDA for the four-quarter period ended on the date of measurement, which is not greater than (i) 3.0 to 1 from the Closing Date through and including October 30, 2001, or (ii) 2.5 to 1 at October 31, 2001, or at any time thereafter.

2.2 Debt to Capital Ratio. Section 9.3 of the Credit Agreement is amended to read as follows:

Section 9.3 Debt to Capital Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated Funded Debt as of the date of measurement, to (y) Consolidated Total Capitalization as of such date, which is not greater than (i) ..60 to 1 from the Closing Date through and including October 30, 1999, (ii) .55 to 1 at October 31, 1999, or at any time thereafter through and including October 30, 2001, or (iii) .50 to 1 at October 31, 2001, or at any time thereafter.

3. Representations. To induce the Required Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Agent that:

3.1 The Borrower is in compliance with all of the terms, covenants and conditions of the Credit Agreement, as amended by this Amendment, and all of the terms, covenants and conditions of each of the other Loan Documents to which it is a party.

3.2 There exists no Default or Event of Default.

3.3 The representations and warranties contained in Article 6 of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

4. Effectiveness of Amendment. Upon the execution and delivery to the Agent of counterparts of this Amendment by the Borrower and the Required Lenders (as defined in the Credit Agreement), and the execution by the Guarantors of the Consent of Guarantors attached hereto, this Amendment will be effective as of the date first written above.

5. Reaffirmation. Except as expressly amended hereby, the terms of the Credit Agreement will remain in full force and effect in all respects, and the Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party.

6. References. All references to the Credit Agreement in the other Loan Documents or any other document or instrument that refers to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.

7. Applicable Law. This Amendment will be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and will be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

ROANOKE ELECTRIC STEEL CORPORATION, as Borrower

By:
Name:
Title:

FIRST UNION NATIONAL BANK, as Agent and Lender

By:
Name:
Title:

[Remainder of this page intentionally left blank]

WACHOVIA BANK, N.A., as Lender

By:
Name:
Title:

[Remainder of this page intentionally left blank]

BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Lender

By:
Name:
Title:

[Remainder of this page intentionally left blank]

SUNTRUST BANK (formerly Crestar Bank), as Lender

By:
Name:
Title:

[Remainder of this page intentionally left blank]

CONSENT OF GUARANTORS

Each of the undersigned Guarantors has guaranteed all obligations of the Borrower owing to the Agent and the Lenders, in each case pursuant to either a Guaranty Agreement dated as of December 15, 1998, or a Guaranty Agreement dated as of January 19, 1999 (each, a “Guaranty,” and collectively, the “Guaranties”). Each of the undersigned Guarantors hereby consents and agrees to the terms of the foregoing Second Amendment to Credit Agreement, and, without limiting the generality of the terms of the Guaranties, each of the undersigned Guarantors hereby agrees that (i) the foregoing Second Amendment to Credit Agreement does not release, impair or otherwise limit any of such Guarantor’s obligations under the Guaranty to which it is a party, (ii) the Guaranty to which such Guarantor is a party remains in full force and effect in all respects, and (iii) all indebtedness and other obligations of the Borrower under the Credit Agreement, as amended by the foregoing Second Amendment to Credit Agreement, are secured by the collateral described in the Subsidiary Security Agreement to which such Guarantor is a party.

JOHN W. HANCOCK, JR., INCORPORATED

By:
Name:
Title:

SOCAR, INC.

By:
Name:
Title:

RESCO STEEL PRODUCTS CORPORATION

By:
Name:
Title:

SHREDDED PRODUCTS CORP.

By:
Name:
Title:

ROANOKE TECHNICAL TREATMENT & SERVICES, INC.

By:
Name:
Title:

SOCAR OF OHIO, INC.

By:
Name:
Title:

STEEL OF WEST VIRGINIA, INC.

By:
Name:
Title:

SWVA, INC.

By:
Name:
Title:

MARSHALL STEEL, INC.

By:
Name:
Title:

STEEL VENTURES, INC.

By:
Name:
Title: